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                                                                    Exhibit 23.1


                        Consent of Independent Auditors



The Board of Directors
American Community Bancshares, Inc.

We consent to the incorporation by reference in the Registration Statement of American Community Bancshares, Inc. on Form S-3 of our report dated January 18, 2002 on the consolidated financial statements of American Community Bancshares, Inc. as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001.


/s/ Dixon Odom PLLC

Sanford, North Carolina
May 14, 2002